UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2010

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2010, the Board of Directors (the “Board”) of Emergent BioSolutions Inc. (the “Company”) appointed Marvin White as a Class II director.  Mr. White is an independent director within the meaning of the rules of the New York Stock Exchange.  Mr. White will stand for election with the other Class II directors at the Company’s 2011 annual meeting of stockholders.

Mr. White is currently system vice president and chief financial officer of St. Vincent Health.  Prior to joining St. Vincent Health in 2008, Mr. White was executive director and chief financial officer of LillyUSA, a subsidiary of Eli Lilly and Company, where he also held leadership positions in Corporate Finance and Investment Banking in the Corporate Strategy Group.  He serves on the boards of Marian University, Advantage Health Solutions, Inc., and has been active with the Center for Leadership Development, Saving Orphans through Healthcare and Outreach (SOHO) and with the United Way.  Mr. White earned his bachelor’s in Accounting from Wilberforce University, and master’s of Business Administration in Finance from Indiana University.

There is no arrangement or understanding pursuant to which Mr. White was appointed as a director and there are no related party transactions between the Company and Mr. White.

On June 4, 2010, the Company issued a news release on Mr. White’s appointment to the Board, which is furnished as Exhibit 99.1 and is attached to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ R. Don Elsey R. Don Elsey Chief Financial Officer

Exhibit List

99.1     Press Release dated June 4, 2010